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                                     EXHIBIT 5.1

                Opinion and consent of Brobeck, Phleger & Harrison LLP



                                   August 27, 1997




Dura Pharmaceuticals, Inc.
7475 Lusk Blvd.
San Diego, California 92121

    Re: DURA PHARMACEUTICALS, INC. REGISTRATION STATEMENT ON FORM S-8 FOR 1,600,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

    In connection with your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,600,000 shares of Common Stock of Dura Pharmaceuticals, Inc. (the "Company") under the Company's 1992 Stock Option Plan, as amended through May 28, 1997 (the "Plan"), we advise you that, in our opinion, if and when such shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the Plan, and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Brobeck, Phleger & Harrison LLP

                                  BROBECK, PHLEGER & HARRISON LLP